                                                                     EXHIBIT 5.1
Robert C. Schubert (State Bar No. 62684)
Juden Justice Reed (State Bar No. 153748)
Two Embarcadero Center
Suite 1050
San Francisco, California 94111
Telephone:  (415) 788-4220

Attorneys for Plaintiff
and the Settlement Class

IRELL & MANELLA LLP
Richard H. Borow, P.C. (State Bar No. 38429)
David Siegel (State Bar No. 101355)
Seth E. Pierce (State Bar No. 186576)
1800 Avenue of the Stars
Suite 900
Los Angeles, California  90067-4276
Telephone:  (310) 277-1010

Attorneys for Defendants Falcon
Classic Cable Income
Properties, L.P., Falcon
Classic Cable Investors, L.P.,
Falcon Holding Group, L.P.,
Marc B. Nathanson, and Frank J. Intiso



                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                              COUNTY OF LOS ANGELES



PAUL J. ISAAC, Individually and On Behalf of))        CASE NO. BC177205
All Others Similarly Situated,              ))
                                            ))        CLASS ACTION
               Plaintiff,                   ))
                                            ))
        v.                                  ))
                                                      STIPULATION OF SETTLEMENT
FALCON CLASSIC CABLE INCOME PROPERTIES, L.P.,
FALCON CLASSIC CABLE INVESTORS, L.P., FALCON
HOLDING GROUP, L.P., MARC B. NATHANSON, FRANK
J. INTISO, and DOES 1-100, INCLUSIVE,

            Defendants.
--------------------------------

        This Stipulation of Settlement (the "Stipulation"), dated as of December 31, 1997, is made and entered into by and among the following parties (as further defined in Section VI.1 hereof): (i) the Representative Plaintiff, on behalf of himself and each Member of the Settlement Class, by and through their counsel of record; (ii) the Defendants, by and through their counsel of record; and (iii) the Purchasers, by and through their respective undersigned counsel. This Stipulation is intended by the Settling Parties (as defined below)(1) to fully, finally and forever resolve, discharge and settle the Released Claims, upon and subject to the terms and conditions stated herein.

I.      The Litigation

        On or about September 2, 1997, a class action complaint (the "Complaint") was filed in Los Angeles County Superior Court on behalf of all Persons owning units of Falcon Classic Cable Income Properties, L.P. The Complaint alleged causes of action for Breach of Fiduciary Duty, Breach of Contract, and Breach of the Implied Covenant of Good Faith and Fair Dealing in connection with the sale of the Cable Systems owned by Falcon Classic Cable Income Properties, L.P. to the Purchasers. The Complaint named as defendants the following persons and entities: Falcon Classic Cable Income Properties, L.P., Falcon Classic Cable Investors, L.P., Falcon Holding Group, L.P., Marc B. Nathanson, and Frank J. Intiso.


--------
     (1) Except where indicated to the contrary, all initially capitalized terms are defined in Section VI.1.








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II.     Pre-Trial Proceedings and Discovery in the Litigation

        Class Counsel has conducted discovery and investigation during the prosecution of the Litigation. This discovery and investigation has included, inter alia, (i) inspection of documents produced by Defendants in response to requests served by Class Counsel; (ii) consultations with experts; (iii) meetings with and interviews of various Defendants and their representatives;
(iv) review of Falcon's public filings, annual reports, and other public statements; (v) review and analysis of the appraisals involved in the Litigation; and (vi) research of the applicable law with respect to the claims asserted in the Complaint and the potential defenses thereto. In addition, prior to submission of this Stipulation to the Court, Class Counsel will conduct such further factual and legal investigation as it deems appropriate under the circumstances, and, based thereon, shall have the rights set forth in Paragraph 8.8 (below).



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III.    Defendants' Position

        The Defendants have denied and continue to deny each and every claim and contention alleged in the Litigation. The Defendants have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. Each of the Defendants has further asserted and continues to assert that, at all times, they, and each of them, acted in good faith and in a manner reasonably believed by them to be in compliance with any and all applicable duties and obligations. There has been no adverse determination by any court against any of the Defendants as to the merits of any of the claims asserted by the Representative Plaintiff.

        Nonetheless, without any admission or finding of wrongdoing, the Defendants have concluded that the further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Such a resolution will limit further expense, inconvenience, and distraction, will dispose of burdensome and protracted litigation, and will permit the operation of the Defendants' business without further distraction and diversion of the Defendants' executive personnel. Furthermore, such a resolution appears to Defendants to be in the best interests of the Falcon Unitholders and the Settlement Class as it, among other things, will increase the certainty of the Completion and Consummation of the sale of four of Falcon's Cable Systems at a price enhanced by interest at the favorable rate of 10% per annum (a result not present in the Asset Purchase Agreement prior to


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

modification) while expediting the distribution of the proceeds therefrom. Moreover, the terms of the settlement provide for the creation of a Settlement Fund of up to $1,250,000.00 plus accrued interest thereon at the favorable rate of 10% per annum. In reaching their decision to settle on these terms, the Defendants have also taken into consideration the uncertainty and risks inherent in any litigation, especially in complex cases such as this Litigation.

IV.     The Representative Plaintiff's Position

        Class Counsel and the Representative Plaintiff recognize and acknowledge the expense and length of the proceedings necessary to prosecute the Litigation through trial and any subsequent or interlocutory appeals. Class Counsel and the Representative Plaintiff have also taken into account the uncertain outcome and risk, as well as the difficulties and delays attendant to any litigation, especially complex actions such as this Litigation. Class Counsel and the Representative Plaintiff believe that the settlement set forth in this Stipulation confers substantial benefits upon the Falcon Unitholders, the Settlement Class and each of the Settlement Class Members. Based on their evaluation, Class Counsel and the Representative Plaintiff have determined that the settlement set forth in this Stipulation is in the best interests of the Settlement Class.


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V.      Summary of Terms

        In exchange for dismissing the Litigation with prejudice and releasing the Defendants and their Related Parties as to the Released Claims, and subject to Court approval and certain conditions which may affect the total amount of Accrued Interest, the Defendants will cause to be transferred $1,250,000.00 plus Accrued Interest to a Settlement Fund for distribution to the Settlement Class Members, after certain deductions such as the costs of notice and Class Counsel's Court awarded fees and costs, upon Completion and Consummation of the sales of Falcon's Cable Systems; said amount reducible by the Somerset Holdback (as defined below) if Falcon is unable to Complete and Consummate the sale of Somerset to Falcon Community pursuant to the terms and conditions of the Asset Purchase Agreement, as modified herein. In addition, the Defendants have agreed to cause to be transferred Accrued Interest on the Net Purchase Price of Falcon's Cable Systems to Falcon for distribution to the Falcon Unitholders; said amount reducible by the portion of Accrued Interest attributable to the Somerset Holdback if Falcon is unable to Complete and Consummate the sale of Somerset as indicated above. In addition, the Purchasers have agreed to Complete and Consummate their respective purchases of Burke, California City, Centreville, and Redmond, on or before March 31, 1998, but in no event earlier than March 3, 1998, regardless of whether Falcon Community is able or willing to Complete and Consummate the purchase of Somerset at the relevant time.


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VI.     Terms of Stipulation and Agreement of Settlement

        NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Settling Parties, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Complaint and Litigation shall be dismissed on the merits with prejudice as to all of the Defendants and each of their Related Parties, upon and subject to the following terms and conditions:

        I.    Definitions

        As used in the Stipulation the following terms shall have the following meanings:

        1.1 "Accrued Interest" means the amount of simple interest accruing, at the rate of 10% per annum based on a 365 day year and the actual days elapsed, on any applicable principal, during the period beginning January 1, 1998 and terminating upon Completion and Consummation of the purchase to which it is applicable.

        1.2    "Additional Payments" is defined at Paragraph 2.9.

        1.3 "Advisory Committee" shall have the same meaning as that term has in the Partnership Agreement

        1.4 "Appraisal Process" shall have the same meaning as that term has in the Partnership Agreement.

        1.5 "Appraisers" means Arthur Anderson LLP, Communication Equity Associates, Inc., Kane Reece Associates, Inc., and each and all of their respective predecessors, successors, parents, officers, directors, employees, partners, members, subsidiaries, divisions, and related or affiliated entities.

        1.6 "Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of June 27, 1997, by and among Falcon Community

Cable, L.P., Falcon Cable Media, Falcon Cable Systems Company II, L.P., and Falcon Classic Cable Income Properties, L.P.

        1.7 "Burke" means all right, title and interest to all assets, rights, privileges, interests, claims and properties, whether tangible or intangible, owned, used or held by Falcon for use in connection with the provision of cable television services in Burke County, North Carolina that are a subject of the Asset Purchase Agreement.

        1.8 "Cable Systems" means Burke, California City, Centreville, Somerset, and Redmond.

        1.9 "California City" means all right, title and interest to all assets, rights, privileges, interests, claims and properties, whether tangible or intangible, owned, used or held by Falcon for use in connection with the provision of cable television services in California City, California that are a subject of the Asset Purchase Agreement.

        1.10 "Centreville" means all right, title and interest to all assets, rights, privileges, interests, claims and properties, whether tangible or intangible, owned, used or held by Falcon for use in connection with the provision of cable television services in Centreville, Maryland that are a subject of the Asset Purchase Agreement.

        1.11 "Class Counsel" means counsel for the Representative Plaintiff and the Settlement Class in this Litigation: Schubert & Reed LLP, Robert C. Schubert, Esq. and Juden Justice Reed, Esq., Two Embarcadero Center, Suite 1050, San Francisco, California, 94111, Telephone No. (415) 788-4220.

        1.12 "Closing" means the payment to Falcon of the Purchase Price.


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        1.13 A sale is "Completed and Consummated" at Closing.

        1.14   "Complaint" is defined in ss.I.

        1.15 "Conflicts Committee" shall have the same meaning as that term has in the Partnership Agreement.

        1.16 "Court" means the Superior Court of the State of California in and for the County of Los Angeles.

        1.17 "Defendants" means Falcon, Falcon Investors, Falcon Holding, Marc
B. Nathanson, and Frank J. Intiso.

        1.18 "Defendants' Counsel" means Defendants' counsel in this Litigation:
Irell & Manella LLP, Richard H. Borow, Esq., P.C., David Siegel, Esq., and Seth
E. Pierce, Esq., 1800 Avenue of the Stars, Suite 900, Los Angeles, California, 90067, Telephone No. (310) 277-1010.

        1.19 "Distribution Process" means: the process for ultimate distribution by Falcon to Falcon Unitholders pursuant to the Partnership Agreement of the Net Purchase Price, plus Accrued Interest thereon, to be paid to Falcon as provided in this Stipulation and the Asset Purchase Agreement.

        1.20 "Effective Date" means the first date by which all of the events and conditions specified in Paragraph 8.1 of this Stipulation have occurred.

        1.21   "Falcon" means Falcon Classic Cable Income Properties, L.P.

        1.22   "Falcon Cable II" means Falcon Cable Systems Company II, L.P.

        1.23   "Falcon Community" means Falcon Community Cable, L.P.

        1.24   "Falcon Investors" means Falcon Classic Cable Investors, L.P.

        1.25   "Falcon Holding" means Falcon Holding Group, L.P.


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

        1.26 "Falcon Limited Partnership Units" or "Falcon Units" means units of limited partnership interest in Falcon Classic Cable Income Properties, L.P., offered by Falcon pursuant to a prospectus dated as of May 15, 1989.

        1.27 "Falcon Media" means Falcon Cable Media.

        1.28 "Falcon Unitholders" means every Person owning one or more Falcon Units (including partial Falcon Units) as of the date of receipt by Falcon of funds for distribution in connection with the sale of Cable Systems.

        1.29 "Final" means: (i) the date of final affirmance on any appeal of the Judgment, the expiration of the time for a petition for a writ of review or mandate (collectively, "Writ") to review the Judgment or any part of the Judgment, or, if a Writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on Writ to review the Judgment; or (iii) if no appeal is filed, sixty (60) days after entry of the Judgment or, if the date for taking an appeal or seeking review shall be extended beyond this time by order of the Court, by operation of law or otherwise, the date of expiration of any extension if any appeal or Writ is not sought. Any proceeding or order, or any appeal or petition for a Writ, pertaining solely to any Fee and Expense Application, shall not in any way delay or preclude the Judgment from becoming final.

        1.30 "Gemisys" means Gemisys, the independent registrar and transfer agent for Falcon, located at 7103 South Revere Parkway, Englewood, Colorado 80112.

        1.31 "Individual Defendants" means, as the context requires, either or both Marc B. Nathanson and Frank J. Intiso.


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        1.32 "Judgment" means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit "B".

        1.33 "Litigation" means the Los Angeles County Superior Court case entitled Paul J. Isaac et al. v. Falcon Classic Cable Income Properties, L.P. et al., Case No. BC177205.

        1.34 "Local Authority Consents" shall have the same meaning as that term has in the Asset Purchase Agreement.

        1.35 "Net Purchase Price" means the aggregate Purchase Price for all five Cable Systems less all applicable adjustments, allocations, and reductions pursuant to the Partnership Agreement.

        1.36 "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Falcon Classic Cable Income Properties, L.P., dated as of May 15, 1989, as amended.

        1.37 "Person" means an individual, corporation, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.

        1.38 "Preliminary Approval" means the Court's preliminary approval of the terms of settlement as just, fair, adequate, and reasonable to the Members of the Settlement Class, and the Court's approval of the form and manner of giving notice, as described more fully in Paragraphs 4.1 - 4.2, below.

        1.39 "Purchase Price" means the price stated in the Asset Purchase Agreement for each individual Cable System.

        1.40 "Purchasers" means Falcon Community, Falcon Media, and Falcon Cable
II. "Purchaser" means, as the context requires, whichever of the Purchasers is indicated by the Asset Purchase


                                      -11-
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Agreement as the purchaser of a particular Cable System from Falcon.

        1.41 "Redmond" means all right, title and interest to all assets, rights, privileges, interests, claims and properties, whether tangible or intangible, owned, used or held by Falcon for use in connection with the provision of cable television services in Redmond, Oregon that are a subject of the Asset Purchase Agreement.

        1.42 "Related Parties" means each of a Person's past or present directors, officers, employees, partners, members, principals, agents, Advisory Committee members, Conflicts Committee members, underwriters, issuers, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants, auditors, banks or investment bankers, appraisers (including the Appraisers where applicable), advisors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, subrogees, heirs, associates, related or affiliated entities, acting in their respective capacities as such, any entity in which a Person has a controlling interest, any members of their immediate families, any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his or her family, or any trust for which any Defendant acts as Trustee. However, Related Parties shall not include any broker or investment or financial advisor of a Settlement Class Member acting in their capacity as such.

        1.43 "Released Claims" means and includes any and all claims or causes of action, including Unknown Claims (as defined below) related thereto, that have been or could have been asserted by the Representative Plaintiff or the Settlement Class Members, or any of


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

them, on behalf of themselves or derivatively on behalf of Falcon, against the Released Persons, or any of them, based in any way upon or related in any way to the Settlement Class Members' purchase or sale of Falcon Units, the conduct of the Appraisal Process with respect to the Cable Systems, or any public statements made by or on behalf of Falcon in respect thereof, the sale of Falcon's Cable Systems pursuant to the Asset Purchase Agreement, the distribution of the net proceeds received by Falcon from the sale of the Cable Systems, or any and all facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act which were or could have been alleged in the Litigation under federal law, state law, or common law. Provided however, that nothing herein shall be deemed or construed to release any claims asserted in the First Consolidated Amended Class Action Complaint filed in In re Dean Witter Partnership Litigation, Consolidated Civil Action No. 14816 (Delaware Chancery Court, New Castle County) (the "DW Litigation") as against any of the defendants named in the DW Litigation.

        1.44 "Released Persons" means the Defendants, the Purchasers, the Appraisers, and each and all of their Related Parties.

        1.45 "Representative Plaintiff" means Paul J. Isaac.

        1.46 "Settlement Class" means all Persons owning Falcon Units as of June 30, 1997 and their successors-in-interest. Excluded from the class are Defendants, members of the immediate family of any Individual Defendant, any entity in which any Defendant has or had a controlling interest, and the legal representatives, heirs, successors, or assigns of any such excluded person or entity. Also excluded from the Settlement Class are those persons who timely and validly request exclusion from the Settlement Class pursuant to the


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"Notice of Pendency and Settlement of Class Action" to be sent to the Settlement
Class Members.

        1.47 "Settlement Class Member" or "Member of the Settlement Class" means a Person who falls within the definition of the Settlement Class.

        1.48 "Settlement Fund Distribution Agent" means Class Counsel or its designated agent.

        1.49 "Settlement Fund" means the grand total of Settlement Payments actually transferred pursuant to Paragraph 2.6 and delivered to the Settlement Fund Distribution Agent.

        1.50 "Settlement Hearing" means the hearing, on a date to be determined by the Court, at which the Court approves or rejects the Stipulation of Settlement.

        1.51 "Settlement Payments" is defined in Paragraph 2.6.

        1.52 "Settling Parties" means, collectively, Defendants, all Members of the Settlement Class (including the Representative Plaintiff), and the Purchasers.

        1.53 "Somerset" means all right, title and interest to all assets, rights, privileges, interests, claims and properties, whether tangible or intangible, owned, used or held by Falcon for use in connection with the provision of cable television services in Somerset, Kentucky that are a subject of the Asset Purchase Agreement.

        1.54 "Somerset Deadline" is defined in Paragraph 2.3.

        1.55 "Somerset Holdback" means 37.8% of the Net Purchase Price and the Settlement Payments, as appropriate, plus Accrued Interest thereon, as applicable.

        1.56 "Unknown Claims" means any claims which a Person does not know or suspect to exist in his, her, or its favor at the time


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of release, as against any Person released by this settlement, which, if known to him, her or it, might have affected his, her or its decision to settle or the terms of any settlement, or might have affected his, her or its decision not to object to the settlement at issue. With respect to any and all such claims, upon the Effective Date, each releasing party and each of its respective Related Parties shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of ss.1542 of the California Civil Code ("ss.1542"), which provides:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Upon the Effective Date, each releasing party and each of its respective Related Parties shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to ss.1542. A releasing party or any of its Related Parties may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of such claims, but, upon the Effective Date, each releasing party and each of its Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all such claims, known or unknown, suspected or unsuspected, contingent or hidden, which now


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exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

        2.  The Settlement

        2.1 Subject to Court approval and continued satisfaction of the conditions precedent provided for in the Asset Purchase Agreement, as modified herein, on or before March 31, 1998, but in no event earlier than March 3, 1998, the respective Purchasers shall Complete and Consummate their purchases of Burke, Centreville, California City and Redmond, regardless of whether Local Authority Consents for the sale of Somerset have been obtained. Defendants and Purchasers represent as of the date of this Stipulation that all conditions precedent provided for in the Asset Purchase Agreement (with the exception of conditions related to the purchase and sale of Somerset) have been or would be met. Defendants and Purchasers agree to continue to use reasonable best efforts to maintain the satisfaction of those conditions and to Complete and Consummate their respective purchases and sales as indicated above. Purchasers will Complete and Consummate their respective purchases of Burke, Centreville, California City, and Redmond irrespective of any appeal of the Judgment.

        2.2 Falcon shall operate each of the Cable Systems in the ordinary course of business until each of the respective Purchasers either exercises its right to terminate the purchase (if applicable) or Completes and Consummates the purchase, whichever comes first.


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

        2.3 If all of the necessary Local Authority Consents are obtained for Somerset on or before September 30, 1998 (the "Somerset Deadline"), and subject to Court approval and satisfaction of the conditions precedent provided for in the Asset Purchase Agreement (as modified herein) and irrespective of any appeal of the Judgment, Falcon Community shall Complete and Consummate its purchase of Somerset as soon as reasonably practicable after obtaining such consents.

        2.4 Defendants and Falcon Community shall use reasonable best efforts to satisfy all of the conditions precedent to Falcon Community's Somerset purchase obligation (including obtaining the necessary Local Authority Consents). If Falcon is unable to obtain all of the necessary Local Authority Consents for Somerset on or before September 30, 1998, the sale of Somerset to Falcon Community shall be cancelled without liability to any party.

        2.5 Notwithstanding anything in this Stipulation to the contrary, Falcon Community, in its sole and absolute discretion, may waive any condition precedent to its obligation to purchase Somerset.

        2.6 Creation of the Settlement Fund Subject to Court approval of this Stipulation and the conditions described herein, up to $1,250,000.00 plus Accrued Interest on the principal amount actually transferred, will be transferred to the Settlement Fund as follows:

               (a) When the sale of the Cable Systems other than Somerset is Completed and Consummated pursuant to the terms and conditions of the Asset Purchase Agreement, as modified herein, the Defendants will cause $777,500.00 and Accrued Interest thereon to be transferred to the Settlement Fund Distribution Agent within


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

five (5) business days of Completion and Consummation.

               (b) When, if at all, the sale of Somerset is Completed and Consummated pursuant to the terms and conditions of the Asset Purchase Agreement, as modified herein, Defendants will cause $472,500.00 and Accrued Interest thereon to be transferred to the Settlement Fund Distribution Agent within five (5) business days of Completion and Consummation (the "Somerset Settlement Payment").

               (c) The Somerset Settlement Payment collectively with the payment described in Paragraph 2.6(a) above, shall constitute the "Settlement Payments."

        2.7 The Settlement Fund Distribution Agent shall invest the Settlement Fund and hold it in trust pursuant to the terms and conditions described in Exhibit "C". The Settlement Fund Distribution Agent shall not disburse the Settlement Fund except as provided in this Stipulation, or with the written agreement of Defendants' Counsel and Class Counsel.

        2.8 All funds constituting the Settlement Fund shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

        2.9 Additional Payments Subject to Court approval of this Stipulation and the conditions described herein, Purchasers have agreed to pay, in further consideration of the settlement provided herein, the Accrued Interest on the Net Purchase Price to Falcon for distribution pursuant to the Distribution Process, after certain deductions such as the costs of notice and Class Counsel's Court awarded fees and costs as provided for in Paragraph 6, as follows:

               (a) When the sale of the Cable Systems other than


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

Somerset is Completed and Consummated pursuant to the terms and conditions of the Asset Purchase Agreement, as modified herein, the Purchasers will transfer (in addition to the Purchase Price provided in the Asset Purchase Agreement attributable to such Cable Systems) the Accrued Interest on the Net Purchase Price, less the Somerset Holdback, to Falcon for distribution pursuant to the Distribution Process.

               (b) When, if at all, the sale of Somerset is Completed and Consummated pursuant to the terms and conditions of the Asset Purchase Agreement, as modified herein, Falcon Community shall transfer (in addition to the Purchase Price provided in the Asset Purchase Agreement) Accrued Interest on the Somerset Holdback for distribution pursuant to the Distribution Process (the "Somerset Additional Payment").

               (c) The Accrued Interest on the Net Purchase Price shall constitute the "Additional Payments."

        3.  Class Notice

        3.1 Subject to recoupment as provided in Paragraph 6 below, Defendants shall cause to be advanced the reasonable and necessary costs of providing notice to the Settlement Class, locating Settlement Class Members, and reimbursing nominees and broker-dealers for the costs associated with providing notice to such Persons.


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

        4.  Notice Order and Settlement Hearing

        4.1 On or before January 12, 1998 (unless such time is extended by the written agreement of Class Counsel and Defendants' Counsel), the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall jointly apply for entry of an order (the "Notice Order"), substantially in the form of Exhibit "A" hereto, requesting, inter alia, approval for the mailing to the Settlement Class of a settlement notice, substantially in the form of Exhibit "A-1" hereto, which shall include the general terms of the settlement agreement set forth in this Stipulation, the general terms of the Fee and Expense Application (as set forth in Paragraph 7.1, below), and the time and place of the Settlement Hearing. The Settling Parties shall also request that after notice is given, the Court hold the Settlement Hearing and (a) approve the settlement of the Litigation as set forth herein; (b) find the settlement to be in good faith in accordance with the terms and provisions of ss.877.6 of the California Code of Civil Procedure ("877.6"); (c) impose a bar to all claims for contribution and indemnification however denominated, to the maximum extent allowed by 877.6 and decisional law thereunder; (d) enter the Judgment. At or after the Settlement Hearing, Class Counsel shall also request that the Court approve the Fee and Expense Application.

        4.2 The Notice Order shall specifically include provisions that, among other things, will:

               (a)    Preliminarily certify the Settlement Class;

               (b) Preliminarily approve the Stipulation and the settlement set forth herein as being just, fair, reasonable, and adequate to the Settlement Class Members;

               (c) Approve the form of Notice of Pendency and Settlement of Class Action ("Notice"), substantially in the form of Exhibit "A-1" hereto, for mailing to all Settlement Class Members;

               (d) Approve a summary notice of the proposed settlement for publication (the "Summary Notice"), substantially in the form of Exhibit "A-2" hereto;

               (e) Direct Defendants to direct Gemisys to mail or cause to be mailed by first class mail, on or before the date specified in the Notice Order, the Notice to those Settlement Class Members who can be identified through reasonable effort;

               (f) Request that nominees or broker-dealers who purchased Falcon Units for others or in street names send the Notice to all beneficial owners of such securities promptly after receipt thereof or send by facsimile a list of the names and addresses of such beneficial owners to Gemisys (Attention: Diana Wiegand) within five (5) business days of receipt thereof, in which event Gemisys shall promptly mail the Notice to such beneficial owners. In communicating this request, the nominees and/or broker-dealers shall be advised that their reasonable out-of-pocket cost of providing the Notice to such beneficial owners will be reimbursed and Defendants will cause such reimbursement to occur.

               (g) Direct Defendants to cause the Summary Notice to be published once in the national edition of The Wall Street Journal on or before the date specified in the Notice Order;

               (h) Provide that Persons who wish to exclude themselves from the Settlement Class must do so in accordance with the instructions set forth in the Notice;

               (i) Find that the notice given pursuant to subparagraphs (e) -
(g) above, constitutes the best notice
practicable under the circumstances, including individual notice to all Persons in the Settlement Class who can be identified with reasonable effort, and constitutes valid, due and sufficient notice to all Persons in the Settlement Class, complying fully with the requirements of California law and any other applicable law including the due process clause of the Constitution of the United States;

               (j) Provide that pending final determination of whether the settlement contained in the Stipulation should be approved, neither the Representative Plaintiff, nor any member of the Settlement Class, either directly, representatively or in any other capacity, whether or not such Person has appeared in the Litigation, shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against any of the Released Persons (including, but not limited to, Arthur Anderson LLP, Kane Reece Associates, Inc., Communications Equity Associates, Inc., and each of their respective Related Parties);

               (k) Provide that any Member of the Settlement Class who does not properly and timely request exclusion from the Settlement Class, pursuant to the terms and conditions set forth in the Notice, shall be bound by this Stipulation and by any and all judgments or orders, including, but not limited to, the Judgment, entered or approved by the Court, whether favorable or unfavorable to the Settlement Class, and any releases given pursuant thereto;

               (l) Schedule the Settlement Hearing to consider and determine whether the proposed settlement, as stated herein, should be approved as just, fair, reasonable and adequate and whether the Judgment should be entered;

               (m) Provide that at or after the Settlement Hearing, if

Class Counsel has made a Fee and Expense Application, the Court shall determine whether and in what amount attorneys' fees and reimbursement of costs and expenses should be awarded to Class Counsel and enter an order thereon;

               (n) Provide that any objections to (i) the proposed settlement contained in the Stipulation; (ii) entry of the Judgment approving the settlement; or (iii) the Fee and Expense Application, shall be heard and any papers submitted in support of said objections shall be received and considered by the Court only if, on or before a date to be specified in the Notice Order, Persons making objections shall file and serve notice of their intention to appear (which shall set forth briefly each objection and the basis therefor) and copies of any papers in support of their position as set forth in the Notice Order;

               (o) Provide that, upon the occurrence of the Effective Date, any and all Settlement Class Members and each of their respective Related Parties shall be barred from asserting any Released Claims (including Unknown Claims) against any of the Released Persons, and any and all Settlement Class Members and each of their respective Related Parties shall be conclusively deemed to have released, and shall therefore be barred from asserting, any and all Released Claims (including Unknown Claims) against any of the Released Persons;

               (p) Provide that, upon the occurrence of the Effective Date, each of the Defendants and each of their respective Related Parties shall be barred from, and shall be conclusively deemed to have released and shall therefore be barred from, asserting any claims (including Unknown Claims related thereto) based upon, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation, including the settlement set forth in the Stipulation, except for the right to enforce the terms of this Stipulation, against the Representative Plaintiff, Members of the Settlement Class, Class Counsel, and each of their respective Related Parties; and

               (q) Provide that the Settlement Hearing may, from time to time and without further notice to the Settlement Class, be continued or adjourned by order of the Court.

        5.     Releases

        5.1 Upon the Effective Date, each of the Settlement Class Members and each of their respective Related Parties shall hereby be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims but excluding claims based upon compliance with this Stipulation) against the Released Persons (including, but not limited to, Arthur Anderson LLP, Communication Equity Associates, Inc., Kane Reece Associates, Inc., and each of their respective Related Parties).

        5.2 Each Settlement Class Member is deemed to have warranted that he, she, or it has not assigned or transferred any of the Released Claims against any of the Released Persons.

        5.3 Upon the Effective Date, Falcon and each of its Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all of the other Defendants and each of their Related Parties from all claims (including Unknown Claims related thereto), arising out of, relating to, or in connection with the operation of Falcon, including, but not limited to, the sale of the Falcon Cable Systems, claims for contribution and/or indemnity, and claims that are implied or express, contractual or otherwise.

        5.4 Upon the Effective Date, each of the Defendants and each of their respective Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Members of the Settlement Class (including the Representative Plaintiff) and each of their respective Related Parties, from all claims (including Unknown Claims related thereto), based on, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation, including the settlement set forth in the Stipulation, except for the right to enforce the terms of this Stipulation.

        6. Supervision and Administration of the Distribution Process and the Settlement Fund

        6.1 Class Counsel's Court awarded fees and expenses, if any and subject to the terms of Paragraph 7 hereof, the Representative Plaintiff's incentive award, if any, and the costs of notice shall be paid or reimbursed sixty (60) percent from the Additional Payments and forty (40) percent from the Settlement Fund. The balance of the Additional Payments (the "Net Additional Payments") and Settlement Fund (the "Net Settlement Fund") shall be distributed pursuant to Paragraphs 6.2 and 6.3, respectively.

        6.2 Subject to the supervision and direction of the Court, Falcon, or its authorized agent, shall, pursuant to Paragraph 6.1 and the Distribution Process, calculate and distribute the Net Additional Payments.

        6.3 The Settlement Fund Distribution Agent, acting on behalf of the Settlement Class, and subject to the supervision and direction of the Court, shall, pursuant to Paragraphs 6.1 and 6.4, calculate each Settlement Class Member's proportional share of the Net Settlement Fund, and shall oversee distribution of the Net Settlement Fund.

        6.4 Subject to the approval and further order(s) of the Court, upon the Effective Date, the funds constituting the Net Settlement Fund shall be distributed to Settlement Class Members in the proportion each Settlement Class Member's Falcon Units bears to the aggregate number of Falcon Units owned by the Settlement Class as a whole as of June 30, 1997.

        6.5 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settlement Fund Distribution Agent shall return the Settlement Fund with all interest earned and accrued thereon, less notice expenses actually paid (but including Court awarded attorneys' fees, costs, and expenses pursuant to Paragraph 7.5), to the Defendants within five
(5) business days of receiving confirmation thereof from Defendants' Counsel or a court of competent jurisdiction.

        6.6 No Falcon Unitholder or Settlement Class Member shall have any claim against Falcon, the Representative Plaintiff, Class Counsel, Defendants' Counsel, the Settlement Fund Distribution Agent or any claims administrator or other agent designated by Falcon or the Settlement Fund Distribution Agent, based on distributions made substantially in accordance with this Stipulation and the settlement contained herein, or any further orders of the Court.

        6.7 Notwithstanding anything in this Stipulation to the contrary, 37.8% of the cost of notice that Defendants caused to be advanced shall not be reimbursed pursuant to Paragraph 6.1, unless and until, Falcon Community Completes and Consummates the purchase of Somerset pursuant to the terms and conditions of the Asset Purchase Agreement, as modified herein.

        7.  Class Counsel's Attorneys' Fees and Reimbursement of Expenses

        7.1 Class Counsel may submit, at any time following submission of this Stipulation, an application or applications for distributions to Class Counsel and the Representative Plaintiff, as appropriate (the "Fee and Expense Application"), for: (i) an award of attorneys' fees; (ii) reimbursement of actual expenses and costs, including the fees of any experts or consultants incurred in connection with prosecuting the Litigation; and (iii) an incentive award for the Representative Plaintiff not to exceed $50,000.00. Class Counsel reserves the right to make additional applications for fees and expenses incurred.

        7.2 Nothing in this Stipulation shall be construed to provide the Defendants with standing to challenge or question any Fee and Expense Application by, or any fee and expense award to, Class Counsel or the Representative Plaintiff. In addition, Defendants agree not to object or take any position with regard to Class Counsel's Fee and Expense Application.

        7.3 Class Counsel shall be entitled (pursuant to Paragraph 6.1) to receive the payment of attorney's fees and costs in the full amount approved by the Court (subject to any conditions imposed by the Court's order) within five
(5) business days after entry of any Court order(s) approving such fees and costs and approving the settlement set forth herein, whether or not objections to the amount of fees or costs are lodged with the Court or any appeal is pending, subject to written assurances and security satisfactory to

Defendants as to repayment thereof by Class Counsel in the event of a reduction or reversal of the fees and costs awarded after appeal.

        7.4 The procedure for and the allowance or disallowance by the Court of any Fee and Expense Application are not part of the settlement set forth in this Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in this Stipulation. Further, any order or proceedings relating to the Fee and Expense Application (including the application for an incentive award for the Representative Plaintiff), or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth herein.

        7.5 In the event that the Order providing for Class Counsel's fees and expenses is reversed or modified on appeal or the Judgment does not become Final, and in the further event that Class Counsel's fees and expenses have been paid to any extent, then Class Counsel shall, within five (5) business days of receiving notice of the modification or reversal from Defendants' counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund and Falcon, as appropriate, the fees, expenses, and costs previously paid to Class Counsel, plus simple interest thereon at the rate of 5% per annum, in an amount consistent with such reversal or modification. As a condition of receiving such fees and expenses, Class Counsel, on behalf of himself and each Partner and/or shareholder of his law firm, agrees that Class Counsel, his partners, and/or shareholders shall be subject to the jurisdiction of the Court for purposes of enforcing this paragraph of the Stipulation.

        7.6 Notwithstanding anything in this Stipulation to the contrary, any award of fees and expenses to Class Counsel recoverable from the Additional Payments and attributable to Somerset, shall not be disbursed to Class Counsel and the Representative Plaintiff unless and until, Falcon Community Completes and Consummates its purchase of Somerset pursuant to the terms and conditions of the Asset Purchase Agreement, as modified herein.

        8. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

        8.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

               (a) The Court has entered the Notice Order, as required by Paragraph 4, above;

               (b) The Court has entered the Judgment, substantially in the form of Exhibit "B" (including the findings and Order necessary under ss.877.6); and

               (c) The Judgment has become Final.

        8.2 If all of the conditions specified in Paragraph 8.1 are not met, then the settlement shall be cancelled and terminated unless Class Counsel and Defendants' Counsel mutually agree in writing to proceed with the Stipulation.

        8.3 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be, without prejudice, restored to their respective positions in the Litigation.

        8.4 Notwithstanding Paragraph 8.3, in the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Representative Plaintiff and the Defendants, through their respective counsel, shall, within two weeks of such termination or cancellation, jointly request a status conference with the Court to be held on the Court's first available date. At such status conference, the Representative Plaintiff and the Defendants shall ask the Court's assistance in scheduling continued proceedings in the Litigation as between them. Pending such status conference or the expiration of sixty (60) days from this joint request for a status conference, whichever occurs first, neither Representative Plaintiff nor the Defendants shall file or serve any further motions or discovery requests on each other in connection with this Litigation nor shall an answer or other response to the Complaint or any discovery response be due by Representative Plaintiff or Defendants.

        8.5 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the terms and provisions of the Stipulation, with the exception of Paragraphs 1, 2.1, 2.3 through 2.5, inclusive, 8.2 through 8.5, inclusive, 9.2, 9.4, 9.6, and 9.8 through 9.16, inclusive, herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in this Litigation or in any other proceeding for any purpose and any Judgment or Order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

        8.6 No order of the Court or modification or reversal on appeal of any order of the Court concerning the attorneys' fees, costs, and expenses awarded by the Court to the Class Counsel or the incentive award granted to the Representative Plaintiff shall constitute grounds for cancellation or termination of the Stipulation.

        8.7 Defendants shall have the option to withdraw from this settlement and to render this settlement null and void with respect to the Litigation in the event that Persons who otherwise would be Members of the Settlement Class elect to exclude themselves from, or opt-out of, the Settlement Class to a degree and in a manner specified in a separate stipulation establishing the grounds for withdrawal from the settlement (the "Separate Stipulation") (not to be filed with the Court except under the circumstances described therein).

        8.8 The Representative Plaintiff and Class Counsel shall utilize the period from execution of this Stipulation through January 12, 1998 to complete their factual and legal investigation of the claims asserted in the Complaint, and Defendants shall continue to reasonably cooperate with said investigation and with reasonable requests for documents and interviews of Falcon personnel. Representative Plaintiff and Class Counsel shall have the option to withdraw from this settlement and to render it null and void in the event that their investigation, as described above, discloses material facts concerning the condition or financial performance of the Cable Systems as of December 18, 1997, which render representations made by Defendants as of that date concerning those Cable Systems materially untrue.

        8.9 Defendants shall have the option to withdraw from this settlement and to render this settlement null and void in the event that Court approval is not obtained on or before May 5, 1998.

        9. Miscellaneous Provisions

        9.1 Unless otherwise indicated, all time periods and deadlines expire at 5:00 p.m. (Pacific Daylight or Standard Time, as appropriate) on the date indicated.

        9.2 To the extent any provision of this Stipulation or of the Judgment is inconsistent with or varies in any way the terms and conditions of the Asset Purchase Agreement, the Asset Purchase Agreement is hereby amended to the same effect, nunc pro tunc.

        9.3 The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

        9.4 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants, their Related Parties, or any Person; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission on the part of any of the Defendants, their Related Parties, or any Person in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal, other than in such proceedings as may be necessary to consummate or enforce the Stipulation, the settlement or the Judgment, except that the Defendants and/or their Related Parties may file the Stipulation and/or the Judgment in any action that may be brought against them (including, but not limited to, this or related Litigation) in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

        9.5 The Defendants have denied and continue to deny each and all of the claims alleged in the Litigation. Defendants contend that they had good defenses to the claims asserted against them in the Litigation, that they engaged in no wrongdoing, and that they believe they would have prevailed at trial. Notwithstanding the preceding, Defendants agree not to assert that the Litigation was commenced or prosecuted in bad faith.

        9.6 The Settling Parties and their counsel, and each of them, agree, to the extent permitted by law, that all agreements made during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation. To that end, when the Judgment becomes Final, Class Counsel agrees to return or destroy all originals and all copies of documents which have been provided by Defendants' Counsel to the Class Counsel in connection with this Litigation.

        9.7 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

        9.8 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

        9.9 The Purchasers are parties to this Stipulation only to the extent germane.

        9.10 The Stipulation and the Exhibits attached hereto, and the Separate Stipulation, constitute the entire agreement among the

Settling Parties, and no representations, warranties, or inducements have been made to any party concerning the Stipulation, its Exhibits, or the Separate Stipulation, other than the representations, warranties, and covenants contained and memorialized in such documents.

        9.11 Class Counsel, on behalf of the Settlement Class, is expressly authorized by the Representative Plaintiff to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and also is expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which Class Counsel deems appropriate.

        9.12 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so.

        9.13 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

        9.14 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

        9.15 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

        9.16 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles

        IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys and/or officers, as of December 31, 1997.

        IT IS SO STIPULATED.

                                            SCHUBERT & REED LLP
                                            Robert C. Schubert
                                            Juden Justice Reed



                                            By:   /s/ Juden Justice Reed
                                                -------------------------------
                                                Juden Justice Reed

                                                Attorneys for Plaintiff and the
                                                Settlement Class

                                            IRELL & MANELLA LLP
                                            Richard H. Borow, P.C.
                                            David Siegel
                                            Seth E. Pierce



                                            By:   /s/ Richard H. Borow
                                                -------------------------------
                                                Richard H. Borow, P.C.

                                                Attorneys for Defendants Falcon
                                                Classic Cable Income Properties,
                                                L.P., Falcon Classic Cable
                                                Investors, L.P., Falcon Holding
                                                Group, L.P., Marc B. Nathanson,
                                                and Frank J. Intiso


                                            Stanley S. Itskowitch, Esq.



                                            By:   /s/ Stanley S. Itskowitch
                                                -------------------------------
                                                  Stanley S. Itskowitch

                                                Executive Vice President and
                                                General Counsel for Purchasers
                                                Falcon Cable Systems Company II,
                                                L.P.; Falcon Community Cable,
                                                L.P.; Falcon Cable Media, L.P.

SCHUBERT & REED LLP
      Robert C. Schubert (State Bar No. 62684)
      Juden Justice Reed (State Bar No. 153748)
      Two Embarcadero Center
      Suite 1050
      San Francisco, California 94111
      Telephone:  (415) 788-4220

      Attorneys for Plaintiff
      and the Settlement Class

      IRELL & MANELLA LLP
      Richard H. Borow, P.C. (State Bar No. 38429)
      David Siegel (State Bar No. 101355)
      Seth E. Pierce (State Bar No. 186576)
      1800 Avenue of the Stars
      Suite 900
      Los Angeles, California  90067-4276
      Telephone:  (310) 277-1010

      Attorneys for Defendants Falcon
      Classic Cable Income
      Properties, L.P., Falcon
      Classic Cable Investors, L.P.,
      Falcon Holding Group, L.P.,
      Marc B. Nathanson, and Frank J. Intiso



                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                              COUNTY OF LOS ANGELES



PAUL J. ISAAC, Individually and ))   CASE NO. BC177205
On Behalf of All Others         ))
Similarly Situated,             ))   CLASS ACTION
                                ))
               Plaintiff,       ))
                                ))   [PROPOSED]
                                ))   SETTLEMENT NOTICE ORDER
        v.

FALCON CLASSIC CABLE INCOME
PROPERTIES, L.P., FALCON CLASSIC
CABLE INVESTORS, L.P., FALCON
HOLDING GROUP, L.P., MARC B.
NATHANSON, FRANK J. INTISO, and
DOES 1-100, INCLUSIVE,

               Defendants.
--------------------------------

        WHEREAS, a putative class action, entitled Paul J. Isaac et al. v. Falcon Classic Cable Income Properties, L.P., et al., Case No. BC177205, is pending before the Court (the "Litigation"); and

        WHEREAS, the Representative Plaintiff, on behalf of himself and the Settlement Class ("Plaintiffs"), and Defendants Falcon Classic Cable Income Properties, L.P., Falcon Classic Cable Investors, L.P., Falcon Holding Group, L.P., Marc B. Nathanson, and Frank J. Intiso (the "Defendants") have applied to this Court for an Order approving the settlement of the Litigation in accordance with the Stipulation of Settlement, dated as of December 31, 1997 (the "Stipulation"), which, together with the exhibits annexed thereto, sets forth the terms and conditions (i) of the proposed settlement and (ii) for the dismissal of the Complaint and the Litigation with prejudice on the merits as against the Defendants;

        WHEREAS, this Court has read and considered the Stipulation and the exhibits annexed thereto; and

        WHEREAS, the Stipulation provides for the preliminary certification of a settlement class for purposes of the settlement, and good cause appearing therefor;

        NOW, THEREFORE, IT IS HEREBY ORDERED that:

        1. This Order (the "Notice Order") hereby incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation

        2. The Court hereby preliminarily approves the Stipulation and the settlement described therein as being just, fair, reasonable, and adequate to the Settlement Class.

        3. Solely for purposes of the Stipulation and the settlement described therein, the Settlement Class means all

Persons owning Falcon Units as of June 30, 1997 and their successors-in-interest. Excluded from the class are Defendants, members of the immediate family of any Individual Defendant, any entity in which any Defendant has or had a controlling interest, and the legal representatives, heirs, successors, or assigns of any such excluded person or entity. Also excluded from the Settlement Class are those persons who timely and validly request exclusion from the Settlement Class pursuant to the Notice of Pendency and Settlement of Class Action to be sent to the Settlement Class and all current Falcon Unitholders.

        4. The Court hereby approves, as to form and content, the Notice of Pendency and Settlement of Class Action (the "Notice") and the Summary Notice for Publication (the "Summary Notice") annexed hereto as Exhibits A-1 and A-2, respectively, and incorporated herein by this reference. The Court finds that the publication, mailing, and distribution of the Notice and Summary Notice substantially in the manner and form set forth in Paragraphs 6 - 7 of this Notice Order meets the requirements of California law and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto.

        5. The Stipulation, and the settlement contained therein, reflects a compromise and settlement of disputed claims and is not in any respect any admission or concession by the Defendants, nor is this Notice Order a finding, of the validity of any claims in the Litigation. Further, neither this Notice Order, the Stipulation, any future Judgment, nor any document referred to therein, nor any action taken to execute or carry out the Stipulation or this Notice Order, nor any future Judgment, may be construed as or used as an admission by or against the Defendants, their Related Parties, or any Person, of any fault, wrongdoing or liability whatsoever. This Notice Order, the Stipulation, and any future Judgment, any documents referred to therein, the fact of execution of the Stipulation and any action taken to carry out the Stipulation, this Notice Order, or any future Judgment shall not be offered or received in evidence in any action or proceeding against any of the Defendants or their Related Parties in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this Notice Order, the Stipulation, any future Judgment or any related agreement or release; except that the Defendants and/or their Related Parties may file the Stipulation, this Notice Order, and any future Judgment in any action that may be brought against them (including, but not limited to, this or related Litigation) as evidence of the settlement or to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense.

        6. Defendants are hereby empowered to supervise and administer the notice procedure, as set forth below:

               (a) Defendants shall direct Gemisys to mail or cause to be mailed, on or before January 16, 1998, copies of the Notice, substantially in the form annexed hereto as Exhibit A-1, to all Settlement Class Members and current Falcon Unitholders who can be identified with reasonable effort.

               (b) On or before January 19, 1998, Defendants shall cause the Summary Notice, substantially in the form annexed hereto as Exhibit A-2, to be published once in the national edition of The

Wall Street Journal.

               (c) Five (5) days prior to the Settlement Hearing provided for in Paragraph 18 of this Notice Order, Defendants shall serve and file with the Court, by declaration, proof of such publication and mailing.

        7. Nominees or broker-dealers who purchased Falcon Units for others or in street names are hereby requested to send the Notice to all beneficial owners of such securities promptly after receipt thereof, or send by facsimile a list of the names and addresses of such beneficial owners to Gemisys (Attention:
Diana Wiegand) within five (5) business days of receipt thereof, in which event Gemisys shall promptly mail the Notice to such beneficial owners. Nominees and/or broker-dealers are hereby advised that their reasonable out-of-pocket costs incurred in providing said notice to such beneficial owners will be reimbursed at the behest of the Defendants, and Defendants shall cause such reimbursement to occur.

        8. Settlement Class Members who do not properly and timely request exclusion from the Settlement Class shall be bound by the Stipulation and all determinations and judgments in the Litigation concerning the settlement, whether favorable or unfavorable, and any releases given pursuant thereto.

        9. Settlement Class Members who wish to exclude themselves from the Settlement Class must do so by causing their written request for exclusion to be actually received in accordance with the Notice, not later than 5:00 p.m., Pacific Standard Time, February 20, 1998.

        10. Defendants shall have the option to terminate the Stipulation and withdraw from the settlement if the grounds for withdrawal specified in Paragraph 8.7 of the Stipulation are satisfied. Defendants may withdraw from the Stipulation based on these grounds only if a written notice of the termination of the settlement is filed with the Court and served on Class Counsel no later than March 2, 1998.

        11. Defendants' Counsel or Class Counsel may contact any Person requesting exclusion or such Person's counsel to discuss their request.

        12. If any Person who has requested exclusion from the Settlement Class elects to rescind the request, that Person's request for exclusion shall be null and void provided that that Person communicates his, her, or its decision to Defendant's Counsel and/or Class Counsel at or before the Settlement Hearing.

        13. Upon the Effective Date, each of the Settlement Class Members and each of their respective Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims but excluding claims based upon compliance with the Stipulation) against the Released Persons (including, but not limited to, Arthur Anderson LLP, Communication Equity Associates, Inc., Kane Reece Associates, Inc., and each of their respective Related Parties).

        14. Upon the Effective Date, Falcon and each of its Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all of the other Defendants and each of their Related Parties from all claims (including Unknown Claims related thereto), arising out of, relating to, or in connection with the operation of Falcon, including, but not limited to, the sale of the Falcon Cable

Systems, claims for contribution and/or indemnity, and claims that are implied or express, contractual or otherwise.

        15. Upon the Effective Date, each of the Defendants and each of their respective Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Class Members (including the Representative Plaintiff) and each of their respective Related Parties, from all claims (including Unknown Claims related thereto), based on, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation, including the Settlement set forth in the Stipulation, except for the right to enforce the terms of the Stipulation.

        16. All reasonable costs incurred in identifying and notifying Settlement Class Members, as well as administering the Settlement Fund, shall be paid as set forth in the Stipulation.

        17. At least seven (7) days before the Settlement Hearing provided for in Paragraph 18, Class Counsel shall serve on Defendants' Counsel and file with the Court its Fee and Expense Application, if any. Class Counsel shall be entitled to submit additional Fee and Expense Applications in the future, regardless of whether it submits an Application at the Settlement Hearing. At least five (5) days before the Settlement Hearing provided for in Paragraph 18, Class Counsel and Defendants' Counsel shall file a joint motion requesting approval of the Settlement.

        18. A Settlement Hearing shall be held before the Honorable Bruce Mitchell, Judge Pro Tem of the Superior Court, on March 3, 1998 at __:__ __.m. at the Los Angeles County Courthouse, 111 North Hill Street, Los Angeles, California 90012, to determine whether the proposed settlement, on the terms and conditions provided for in the Stipulation, is just, fair, reasonable, and adequate to the Settlement Class and should be approved by the Court; and whether the stipulated Judgment as to each of the Defendants should be entered herein. At the Settlement Hearing or such subsequent hearing as the Court may order, the Court shall determine the amount of fees and/or expenses that should be awarded to Class Counsel.

        19. Any Settlement Class Member or other legally interested Person may appear and show cause, if he, she, or it has any reason, why the proposed settlement of the Litigation embodied in the Stipulation should or should not be approved as just, fair, reasonable, and adequate and entered into in good faith, why the Judgment should or should not be entered thereon, or why attorneys' fees and/or costs and expenses and any Representative Plaintiff incentive award should or should not be reimbursed or paid in the amount requested to Class Counsel or the Representative Plaintiff, respectively; provided, however, that no Settlement Class Member or other interested Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed settlement, or, if approved, the Judgment to be entered thereon approving the same, or the awarding of attorneys' fees and/or costs and expenses, or the awarding of any incentive award for the Representative Plaintiff, or the reimbursement of Settlement Class notification expenses, unless on or before February 20, 1998, that Person's written objections and copies of any papers and briefs in support of their position are filed with the Court and received by Class Counsel and Defendants' Counsel. Any Settlement Class Member or other Person who does not make his, her, or its objections in the manner provided for herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed settlement as incorporated in the Stipulation, the award of attorneys' fees and/or costs and expenses to Class Counsel, the award of an incentive fee to the Representative Plaintiff or the reimbursement of notification expenses, unless otherwise ordered by the Court.

        20. The Court reserves the right to continue or adjourn the date of the Settlement Hearing and any adjournments thereof without further notice to the members of the Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement.

        21. Pending final determination as to whether the settlement contained in the Stipulation should be approved, the Representative Plaintiff and all Settlement Class Members, whether directly, representatively, or in any other capacity, whether or not such persons have appeared in the Litigation, shall not institute or prosecute any Released Claims against the Defendants or their Related Parties (including, but not limited to, Arthur Anderson LLP, Kane Reece Associates, Inc., and Communications Equity Associates, Inc. and each of their respective Related Parties).

        22. In the event the Effective Date does not occur, or the Stipulation terminates, or is cancelled, or does not become effective for any reason, this Notice Order, except for Paragraph 5, shall be rendered null and void and shall be vacated, nunc pro tunc, and the Settling Parties shall revert to their respective positions in the Litigation as of December 31, 1997. In such event, the terms and provisions of the Stipulation, with the exception of Paragraphs 1, 2.1, 2.3 through 2.5, inclusive, 8.2 through 8.5, inclusive, 9.2, 9.4,

9.6, and 9.8 through 9.16, inclusive, of the Stipulation, shall have no further force and effect with respect to the Settling Parties and shall not be used in this Litigation or in any other proceeding for any purpose.

Dated:  January __, 1998              ______________________________________
                                       Bruce Mitchell
                                       Judge Pro Tem of the Superior Court

SCHUBERT & REED LLP
Robert C. Schubert (State Bar No. 62684)
Juden Justice Reed (State Bar No. 153748)
Two Embarcadero Center, Suite 1050
San Francisco, California  94111
Telephone: (415) 788-4220

Attorneys for Plaintiff
and the Settlement Class

IRELL & MANELLA LLP
Richard H. Borow, P.C. (State Bar No. 38429)
David Siegel (State Bar No. 101355)
Seth E. Pierce (State Bar No. 186576)
1800 Avenue of the Stars
Suite 900
Los Angeles, California 90067-4276
Telephone: (310) 277-1010

Attorneys for Defendants Falcon
Classic Cable Income Properties, L.P.,
Falcon Classic Cable Investors, L.P.,
Falcon Holding Group, L.P.,
Marc B. Nathanson and Frank J. Intiso


                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                              COUNTY OF LOS ANGELES





PAUL J. ISAAC, Individually and On Behalf of All
Others Similarly Situated,                         No. BC177205

                                                   CLASS ACTION
                  Plaintiff,
                                                   NOTICE OF PENDENCY AND SETTLEMENT OF CLASS ACTION
    vs.

FALCON CLASSIC CABLE INCOME PROPERTIES, L.P.,
FALCON CLASSIC CABLE INVESTORS,
L.P., FALCON HOLDING GROUP, L.P.
MARC B. NATHANSON, FRANK J. INTISO, and DOES
1-100, inclusive,

                  Defendants.

--------------------------------------------------


TO: ALL PERSONS OR ENTITIES OWNING UNITS OF LIMITED PARTNERSHIP INTEREST IN FALCON CLASSIC CABLE INCOME PROPERTIES, L.P. ("UNITS") AS OF JUNE 30, 1997, AND THEIR SUCCESSORS-IN-INTEREST. EXCLUDED ARE THE DEFENDANTS, MEMBERS OF THE IMMEDIATE FAMILY OF ANY INDIVIDUAL DEFENDANT, ANY ENTITY IN WHICH ANY DEFENDANT HAS OR HAD A CONTROLLING INTEREST, AND THE LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS OF ANY SUCH EXCLUDED PERSON OR ENTITY. ALSO EXCLUDED FROM THE SETTLEMENT CLASS ARE THOSE PERSONS OR ENTITIES THAT TIMELY AND VALIDLY REQUEST EXCLUSION FROM THE SETTLEMENT CLASS PURSUANT TO THE PROVISIONS OF THIS NOTICE (HEREINAFTER, THE "SETTLEMENT CLASS") AND ALL PERSONS OR ENTITIES WHO CURRENTLY OWN UNITS.

        YOU ARE HEREBY NOTIFIED THAT:

        1. Your rights may be affected by the above-captioned lawsuit (the "Class Action"), which is pending in the Superior Court of the State of California in and for the County of Los Angeles (the "Court").

        2. A proposed Settlement has been reached between (i) Paul J. Isaac, (the "Representative Plaintiff"), on behalf of himself and each member of the Settlement Class, by and through their counsel of record, Robert C. Schubert and Juden Justice Reed of Schubert & Reed LLP ("Class Counsel"); (ii) Falcon Classic Cable Income Properties, L.P.("Falcon"), Falcon Classic Cable Investors, L.P., Falcon Holding Group, L.P., Marc B. Nathanson and Frank J. Intiso (the "Defendants"); and (iii) Falcon Community Cable, L.P., Falcon Cable Media and Falcon Cable Systems Company II, L.P. (the "Purchasers"). The Purchasers are affiliates of the Defendants that have contracted to purchase cable television systems from

Falcon. This sale of assets by Falcon is the subject of this lawsuit. The Purchasers are not parties to this lawsuit. Nevertheless, as parties to the Stipulation of Settlement (the "Stipulation"), the Purchasers are bound by the terms and conditions of the Stipulation just as if they were parties to the lawsuit. The proposed settlement has been granted preliminary approval by the Court.

        3. If you wish to object to or comment on the proposed settlement, or to any portion thereof, or to Class Counsel's request for attorneys' fees or reimbursement of expenses, you must do so by February 20, 1998, as instructed in
Section IV of this Notice.

        4. A hearing on whether the proposed Settlement should be finally approved, and whether Class Counsel's request for attorneys' fees and reimbursement of expenses should be granted, and other matters, will be held on March 3, 1998 at [hearing-time] at the Superior Court of California in and for the County of Los Angeles, 111 North Hill Street, Los Angeles, California, 90012, before the Honorable Bruce Mitchell, Judge Pro Tem of the Superior Court.


                       I. NATURE AND STATUS OF THE LAWSUIT

        5. On September 2, 1997, the Class Action was filed in Los Angeles County Superior Court on behalf of all persons and entities, wherever located, who held Units of Falcon, or their successors in interest, excluding the defendants and their affiliates and related parties (the "Complaint"). The Complaint alleged that the Defendants had caused damage to the Unitholders by breaching fiduciary duties owed to the Unitholders, breaching

Falcon's Partnership Agreement and breaching the implied covenant of good faith and fair dealing implicit in the Falcon Partnership Agreement, in connection with the sale of Falcon's assets to the Purchasers.

        6. Specifically, in August 1996, pursuant to the Falcon Partnership Agreement, the Defendants began exploring the possibility of purchasing five cable television systems from Falcon. Towards that end, the Defendants initiated the appraisal process called for in the Falcon Partnership Agreement, which resulted in the selection of three appraisers, which delivered valuations as of December 31, 1996. On June 27, 1997, Falcon executed an asset purchase agreement (the "Asset Purchase Agreement") with the Purchasers with a price based on the median appraised value as of December 31, 1996. The Complaint alleged that by the time the Asset Purchase Agreement was executed in June 1997, the purchase price was too low because the appraisals were outdated, and would become more outdated by the time the asset sale actually closed.

        7. As indicated above, the Falcon Partnership Agreement provides for the sale of Falcon's assets to Falcon's General Partner or its affiliates, and expressly provides a procedure for determining a sales price in connection with such related party sales. Falcon and the other Defendants followed this procedure in valuing the assets for purposes of the sale at issue. The Falcon Partnership Agreement is silent, however, as to the period during which an appraisal conducted pursuant to its terms shall remain valid, and is likewise silent as to the timing of the closing once the option to purchase has been exercised. It should be noted, however, that the closing of such a sale cannot take place immediately upon the exercise of the option to purchase as, among other reasons, approvals of the proposed sale must be obtained from local government bodies.

        8. Defendants deny that they have committed breach of contract, breach of fiduciary duty, or any other claim alleged in the complaint. They contend that they complied fully with the appraisal procedure set forth in the Partnership Agreement, and have every right to purchase Falcon's assets pursuant to the Asset Purchase Agreement. They further contend that the assets they are purchasing have not increased in value since the date of the appraisal.

        9. On January __, 1998, the Court granted certification of the Settlement Class. The Settlement Class is defined as follows:

               All persons or entities owning units of limited partnership interest in Falcon Classic Cable Income Properties, L.P., as of June 30, 1997, and their successors-in-interest. Excluded from the Settlement Class are the Defendants, members of the immediate family of any Individual Defendant, any entity in which any Defendant has or had a controlling interest, and the legal representatives, heirs, successors, or assigns of any such excluded person or entity. Also excluded from the Settlement Class are those persons or entities that timely and validly request exclusion from the Settlement Class pursuant to the provisions of the "Notice Of Pendency And Settlement Of Class Action" to be sent to the Settlement Class members.

        10. On January __, 1998, the Court approved the mailing of this Notice Of Pendency And Settlement Of Class Action. Members of the Settlement Class are advised that they can be excluded from participation in the Settlement by sending an exclusion request that is received on or before February 20, 1998. If you request exclusion you will not be bound by the Judgment, BUT YOU WILL FORFEIT YOU RIGHT TO RECEIVE ANY PORTION OF THE SETTLMENT FUND.

        11. Class Counsel and Defendants' Counsel have conducted substantial factual and legal investigations during the pendency of the Class Action. These investigations have included, among other things, (i) inspection of documents produced by Defendants in response to requests served by Class Counsel, (ii) consultations with experts, (iii) meetings with and interviews of various Defendants and their representatives, (iv) review of Falcon's public filings, annual reports, and other public statements, (v) review and analysis of the appraisals involved in this litigation, (vi) review and analysis of the actual condition and financial performance of the subject cable systems, and (vii) research of the applicable law with respect to the claims asserted in the Complaint and the potential defenses thereto.

        12. The Defendants have denied, and continue to deny, each and every claim and contention alleged in the Complaint. The Defendants have nonetheless concluded that the further conduct of the Class Action would be protracted and expensive, and that it is desirable that the Class Action be fully and finally settled in the manner and upon the terms and conditions set forth in the settlement. Such a resolution is of benefit to the Defendants as it will limit further expense, inconvenience and distraction and will permit the Defendants to proceed with their business plans. Such a resolution, moreover, appears to Defendants to be in the best interests of the Unitholders and the Settlement Class as it will increase the certainty of closing the proposed asset sale and will provide additional compensation to both the current Unitholders and the Settlement Class. Accordingly, the Defendants have determined that it is desirable for the Class Action to be settled in the manner and upon the terms and conditions set forth herein.

        13. Class Counsel believe that the claims asserted in the Complaint have merit. Class Counsel also recognize, however, that the Class Action has an uncertain outcome, and that pursuing this litigation through trial involves both substantial risk and inevitable delay. Based on their evaluation of the facts and law, and a weighing of risks and benefits, Class Counsel have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiff and the Settlement Class.


                     II. SUMMARY OF THE PROPOSED SETTLEMENT

        14. The Representative Plaintiff, the Defendants and the Purchasers have entered into a Stipulation of Settlement, dated as of December 31, 1997, settling and resolving the claims of the Settlement Class against the Defendants (the "Settlement Agreement"). The following is a summary of the principal terms of the Settlement Agreement. The complete Settlement Agreement is on file with the Court, and may be obtained by contacting Class Counsel at the address listed in Section VII of this Notice.

        15. (a) In complete settlement of all claims arising out of the allegations of the Complaint, the Defendants and the Purchasers have agreed to
(i) commit, subject to Court approval and continued satisfaction of the closing conditions, to the closing of the sale of four of Falcon's five cable systems on or before March 31, 1998, comprising 62.2% of the total value of all five Falcon systems, (ii) pay to the Unitholders upon closing 10% simple interest on the net purchase price, less the percentage of the net purchase price attributable to Somerset, as defined below, with interest to accrue beginning January 1, 1998, and (iii) create, upon closing of the cable system sales, a Settlement Fund of $1,250,000.00, subject to a $472,500.00 holdback (the "Somerset Holdback"), discussed below, which will also bear 10% simple interest (also subject to the Somerset Holdback) accruing from January 1, 1998, and terminating upon closing, payable to the members of the Settlement Class, as set forth below.

               (b) With respect to the fifth cable system, located in Somerset, Kentucky ("Somerset"), comprising 37.8% of the total value of all five systems, Defendants have committed to use their best efforts to obtain the required approvals as soon as possible, and to close the Somerset sale as soon as practicable once the required approvals have been obtained. Defendants have also agreed to pay 10% simple interest on the net purchase price attributable to Somerset at the time of the Somerset closing, with interest to accrue beginning January 1, 1998. If and when the Somerset sale is consummated, Defendants will also cause the $472,500.00 Somerset Holdback, plus accrued interest, to be paid to the Settlement Fund.

        16. Falcon will distribute the proceeds of system sales, plus the accrued interest, to Falcon's Unitholders pursuant to the Falcon Partnership Agreement. Class Counsel, or their designee, shall serve as the Settlement Fund Distribution Agent, and pay the Settlement Funds to the Settlement Class members pursuant to the Settlement Agreement, in the manner set forth below.

        17. Defendants have the right to close the sales before March 31, 1998, but in no event prior to March 3, 1998. With respect to Somerset, defendants are obligated to close the transaction as soon as practicable once the required local approvals have been obtained, but if despite Defendants' best efforts the local approvals have not been obtained by September 30, 1998, they will have no obligation to close the Somerset transaction. With respect to the Settlement Fund, Settlement Class members will receive their pro rata share of the fund based on the number of Units of Falcon they owned as of June 30, 1997. The exact amount of the Settlement Fund is subject to change depending upon several factors, including the timing of the closing(s), the Somerset contingency and Court approval.

        18. The Falcon Partnership Agreement requires Falcon to distribute to the Unitholders upon the sale of a cable system the sales price of that system, less bank debt and certain other liabilities attributable to the Partnership (the "Sale Proceeds"). Upon closing of the sale of each system, Falcon will pay to its Unitholders, less sixty percent (60%) of the cost of Notice and attorneys' fees and costs, the Sale Proceeds plus accrued interest on the net purchase price attributable to the system sold. Defendants will transfer to the Settlement Fund Distribution Agent the portion of the Settlement Fund attributable to the system sold plus accrued interest for distribution to the Settlement Class, less forty percent (40%) of the cost of Notice and attorneys' fees and costs.

        19. The Litigation Benefit: The proposed settlement, negotiated by the Representative Plaintiff, Class Counsel, Defendants and their representatives, offers significant improvements in the status quo to both Unitholders and Settlement Class members:

A. As a result of the settlement, Settlement Class members are assured of receiving, as a litigation benefit, a Settlement

        Fund of up to $1,250,000.00, bearing 10% simple interest on the amount actually transferred, accruing from January 1, 1998 through closing.

B. By agreeing to the Settlement Agreement, Defendants and the Purchasers have agreed to complete the sale of at least four of the five cable systems. But for the Settlement, the Purchasers would not be committed to buy any of the cable systems, because they had the right under the Asset Purchase Agreement, with certain exceptions, to terminate the entire transaction in the event required local approvals for the sale of any single system were not obtained by December 31, 1997, or under certain conditions by March 31, 1998. Required local approvals for the sale of Somerset were not obtained by December 31, 1997, and there is no assurance that such approval will be received by March 31, 1998. As a result, but for the settlement, there was no assurance that any of the cable systems would in fact have been sold.

C. As a result of the settlement, Unitholders are assured of receiving, as a litigation benefit, 10% simple interest on the Sale Proceeds, accruing January 1, 1998 through the date of closing, less the costs of litigation, including the costs of this Notice and attorneys' fees and costs. But for the Settlement, the Purchasers would not have been obligated to pay any interest at all.

D. Monetary Recovery By Unitholders: The Total Purchase Price (the purchase price of all five cable systems) is $82 million, per the Asset Purchase Agreement. The Net Purchase Price (i.e., the Distributable Sale Proceeds from the sale of all five systems, after payment of debt and other adjustments) is estimated to be approximately $64 million. Because the net purchase price is only an estimate and because the amount of interest will vary depending on the exact date of closing of each of the five systems, the total monetary benefit to the Unitholders and the members of the Settlement Class cannot be stated exactly. The following examples are provided for illustrative purposes only.


Example No. 1:
(Based on the sale of all systems closing March 31, 1998)

Settlement Fund                                                       $1,250,000
+ 10% Interest 1/1/98-3/31/98                                            $31,250
                                                                     -----------
Benefit to Settlement Class                                                            $1,281,250

Est. Distributable Sales Proceeds                                    $64,000,000
x 10% Interest 1/1/98-3/31/98                                               2.5%
                                                                     -----------
Benefit to Unitholders                                                                 $1,600,000
                                                                                       -----------

Total Estimated Benefit                                                                $2,881,250
                                                                                       ===========



Example No. 2:
(Based on the sale of 4 systems closing March 31, 1998, and Somerset closing
September 30, 1998)

Settlement Fund                                                        $1,250,000
+ 10% Interest on 4 Systems 1/1/98-3/31/98                                $19,438
+ 10% Interest on Somerset Holdback 1/1/98-9/30/98                        $35,438
----------------------------------------------------------------------------------
Benefit to Settlement Class                                                            $1,304,876

Est. Distributable Sales Proceeds (4 Systems)                          39,808,000
x 10% Interest 1/1/98-3/31/98                                                2.5%
                                                                      -----------
                                                                                         $995,200
Est. Distributable Sales Proceeds (Somerset)                           24,192,000
x 10% Interest 1/1/98-9/30/98                                                7.5%
---------------------------------------------------------------------------------
Benefit to Unitholders                                                                 $1,814,400
                                                                                     ------------

Total Estimated Benefit                                                                $4,114,476
                                                                                      ===========


Example No. 3:
(Based on only 4 systems closing March 31, 1998, and assuming that Somerset never closes)

Settlement Fund                                                          $777,500
+ 10% Interest on 4 Systems 1/1/98-3/31/98                                $19,438
                                                                       ----------
Benefit to Settlement Class                                                              $796,938

Est. Distributable Sales Proceeds (4 Systems)
                                                                       39,808,000
x 10% Interest 1/1/98-3/31/98                                                2.5%
                                                                      -----------
Benefit to Unitholders                                                                   $995,200
                                                                                       -----------

Total Estimated Benefit                                                                $1,792,138
                                                                                       ===========

These examples, which assume monetary benefits of between $1,792,138 and $4,114,475, amount to a recovery ranging from approximately $25 to $57 per Unit, based on 71,879 Units outstanding.

        20. Pursuant to the Settlement Agreement, the Court will enter an order that each and every claim of each and every member of the Settlement Class, the Representative Plaintiff and their related parties, is fully, finally, and forever conclusively released, relinquished and discharged as against Defendants and their related parties, including the three appraisers who appraised the cable systems pursuant to the Falcon Partnership Agreement: Arthur Andersen LLP, Kane Reece Associates, Inc., and Communications Equity Associates, Inc.

        21. If the Settlement is approved, those members of the Settlement Class who do not file a request for exclusion will receive a distribution from the Settlement Fund, in proportion to the number of Units they owned on June 30, 1997.

        22. If the Settlement is approved, all claims by members of the Settlement Class who do not seek to be excluded from the Settlement Class, will be barred by the Judgment dismissing all claims against the Defendants and their related parties (including the appraisers) with prejudice, and such claims will be deemed to have been released.


                III. ATTORNEYS' FEES, LITIGATION AND NOTICE COSTS
                AND COMPENSATION TO THE REPRESENTATIVE PLAINTIFF


        23. All applications for recovery of attorneys' fees and litigation costs incurred by the Representative Plaintiff and Class Counsel are subject to Court approval. The Representative Plaintiff and Class Counsel have invested substantial time, on a priority basis, to protect and prosecute the claims asserted in this case. The Representative Plaintiff and Class Counsel have also incurred out-of-pocket costs and expenses protecting and prosecuting the Settlement Class claims, taking the risk that they might never be reimbursed for those costs if the litigation proved unsuccessful.

        24. In class actions, counsel who generate a monetary recovery for the benefit of the class are entitled to an award of reasonable attorneys' fees. The Representative Plaintiff and Class Counsel intend to submit an application or applications for distributions to them from the Settlement Fund and the accrued interest on the net purchase price for: (i) an award of attorneys' fees not to exceed twenty-five percent (25%) of the Settlement Fund and the Accrued Interest on the net purchase price; (ii) reimbursement of actual expenses, including the fees of any experts or consultants, incurred in connection with prosecuting the Class Action; and (iii) an incentive award payable to the Representative Plaintiff not to exceed $50,000. Class Counsel reserves the right to make further applications for fees and expenses as they deem appropriate. In particular, Class Counsel may apply to the Court for an award of reasonable attorneys' fees and reimbursement of expenses in connection with the litigation benefit obtained upon the closing of the Somerset transaction.


                     IV. HEARING ON THE PROPOSED SETTLEMENT

        25. YOU ARE NOT REQUIRED TO ATTEND THE CLASS SETTLEMENT HEARING.

        26. The hearing on the proposed settlement, the Representative Plaintiff's request for an incentive award, Class Counsel's request for attorneys' fees and the reimbursement of costs and expenses, will be held on March ___, 1998 at [hearing-time], in the Courtroom of the Hon. Bruce Mitchell, Judge Pro Tem, Superior Court of California in and for the County of Los Angeles, 111 North Hill Street, Los Angeles, California, 90012. The Settlement Hearing may be continued without further notice.

        27. Any Settlement Class member who objects to the proposed settlement or any part thereof and who wishes to appear and be heard at the Settlement Hearing must file on or before February 20, 1998, with the Court, at 111 North Hill Street, Los Angeles, California, 90012, written objections and copies of any papers and briefs in support of their position with copies served upon and actually received by Class Counsel and Defendants' Counsel no later than February 20, 1998:

         ROBERT C. SCHUBERT                           RICHARD H. BOROW, P.C.
         JUDEN JUSTICE REED                           DAVID SIEGAL
         SCHUBERT & REED LLP                          SETH PIERCE
         Two Embarcadero Center                       IRELL & MANELLA LLP
         Suite 1050                                   1800 Avenue of the Stars
         San Francisco, CA 94111                      Suite 900
         (Class Counsel)                              Los Angeles, CA 90067-4276
                                                     (Counsel for Defendants)

        28. If you wish to submit written comments on, or objections to, the proposed settlement, the Representative Plaintiff's request for an incentive award, or Class Counsel's request for attorneys' fees and reimbursement of costs and expenses, you may do so provided that your comments, objections and any materials which you wish the Court to consider are filed with the Clerk of the Court at the address listed above no later than February 20, 1998, with copies served upon and actually received by Class Counsel and Defendants' Counsel no later than February 20, 1998. Comments or objections which are not filed by February 20, 1998, or which have not been received by Class Counsel and Defendants' Counsel by that date, will not be considered by the Court.

        29. Any Settlement Class member who does not object in the manner provided above shall be deemed to have waived such objection and shall forever be foreclosed from objecting to the fairness or adequacy of the proposed settlement, any incentive award to the Representative Plaintiff, or any award of attorneys' fees or reimbursement of costs and expenses.

        30. The presentation of objections at or before the settlement Hearing does not constitute a request to be excluded from the settlement. In order to be excluded from the Settlement, and not be bound by the Final Judgment, a Class member must submit a valid and timely Exclusion Request as described in Section VI of this Notice. IF YOU REQUEST EXCLUSION, YOU WILL FORFEIT YOUR RIGHT TO RECEIVE ANY PROCEEDS FROM THE SETTLEMENT FUND.


                 V. AUTOMATIC DISTRIBUTION OF THE SALES PROCEEDS
                             AND THE SETTLEMENT FUND

        31. Upon the closing of the sale of each of the five systems, Falcon will distribute the total Distributable Sales

Proceeds of each such sale to the Unitholders in accordance with the provisions of the Falcon Partnership Agreement.

        32. Upon the closing of the sale of each of the five systems, the portion of the Settlement Fund attributable to each system sold shall be paid to the Settlement Fund Distribution Agent for distribution on the Effective Date pro rata to the Settlement Class members.

        33. IF THE SETTLEMENT IS APPROVED AND THE JUDGMENT BECOMES FINAL, PAYMENT OF THESE AMOUNTS WILL BE AUTOMATIC. YOU DO NOT NEED TO FILE A CLAIM TO RECEIVE PAYMENT OF THESE AMOUNTS.


             VI. PROCEDURE FOR REQUESTING EXCLUSION FROM THE CLASS,
                     AND NOT PARTICIPATING IN THE SETTLEMENT
                      OR BEING BOUND BY ANY COURT JUDGMENTS

        34. If you do not wish to be included in the Settlement Class and you do not wish to participate in the proposed settlement described in this Notice, you may request to be excluded. To do so, you must send a written request to be excluded (the "Exclusion Request") which is received no later than February 20, 1998. You must set forth the name of this litigation (Isaac, et al., v. Falcon Classic Cable Income Properties, L.P., et al., No. BC177205), your name, address and telephone number, and the name and address of the record owner, if different from your own. You must also set forth the total number of Falcon Units which you held as of June 30, 1997. The Exclusion Request should be addressed as follows:

               Falcon Classic Cable Income Properties L.P.
               C/o Gemisys, Attention: Diana Wiegand
               7103 South Revere Parkway
               Englewood, CO  80112

Copies of the request to be excluded must be sent to:

         ROBERT C. SCHUBERT                           RICHARD H. BOROW, P.C.
         JUDEN JUSTICE REED                           DAVID SIEGAL
         SCHUBERT & REED LLP                          SETH PIERCE
         Two Embarcadero Center                       IRELL & MANELLA LLP
         Suite 1050                                   1800 Avenue of the Stars
         San Francisco, CA 94111                      Suite 900
         (Class Counsel)                              Los Angeles, CA 90067-4276
                                                      (Counsel for Defendants)

DO NOT REQUEST EXCLUSION IF YOU WISH TO RECEIVE YOUR SHARE OF THE SETTLEMENT
FUND.

        35. If you validly request exclusion from the Settlement Class, (a) you will be excluded from the Settlement Class, (b) you will not share in the Settlement Fund described herein, (c) you will not be bound by any judgment entered in the litigation, (d) you will not be precluded from prosecuting an individual claim, if timely, against any Defendant or their related parties, including the appraisers, based on the matters alleged in the litigation.

        36. If you do not request to be excluded from the Settlement Class, you will automatically receive your share of the Settlement Fund and will be bound by any and all determinations or judgments in the litigation in connection with the settlement entered into or approved by the Court, whether favorable or unfavorable to the Settlement Class, including all releases of claims.

        37. Any person or entity which has requested exclusion from the Settlement Class may elect to rescind that request, and that person or entity's request for exclusion shall be null and void provided that he, she, or it communicates his, her, or its decision to rescind to Defendant's Counsel and/or Class Counsel at or before the Settlement Hearing.


                           VII. ADDITIONAL INFORMATION

        38. The foregoing is only a summary of this case, the

Settlement, and the matters relating to them. For more detailed information, you may review the complete Court files at the office of the Clerk of the Superior Court of California in and for the County of Los Angeles, 111 North Hill Street, Los Angeles, California, 90012, during its regular business hours. Alternatively copies of the Complaint and the Settlement Agreement may be obtained upon request to Class Counsel at the following address:

                             ROBERT C. SCHUBERT
                             JUDEN JUSTICE REED
                             SCHUBERT & REED LLP
                             Two Embarcadero Center
                             Suite 1050
                             San Francisco, CA 94111
                             Telephone: (415) 788-4220

        39. Should you have any questions with respect to these matters, you should direct them to Class Counsel, or if you choose, to your own attorney. PLEASE DO NOT CONTACT THE COURT.


                VIII. NOTICE TO BANKS, BROKERS AND OTHER NOMINEES

        40. Banks, brokerage firms, institutions, and other persons or entities who are nominees, who held Units of Falcon for the beneficial interest of other persons or entities as of June 30, 1997 should (1) provide the transfer agent (Gemisys) with the names and addresses of such beneficial purchasers within five
(5) days of receipt of this Notice, or (2) forward a copy of this Settlement Notice to each such beneficial owner promptly after receipt thereof and provide Gemisys with written confirmation that the notice has been so forwarded. Defendants offer to advance the reasonable costs and expenses of complying with this provision upon submission of appropriate documentation to Gemisys. Additional copies of this Settlement Notice may be obtained from

Gemisys for forwarding to such beneficial owners. All such correspondence should be addressed as follows:

        Falcon Classic Cable Income Properties L.P.
        C/o Gemisys, Attention: Diana Wiegand
        7103 South Revere Parkway
        Englewood, CO 80112
        Telephone: (303) 705-6000
        Fax: (303) 705-6171

DATED: January __, 1998         BY THE ORDER OF THE SUPERIOR COURT OF
                                CALIFORNIA IN AND FOR THE COUNTY OF LOS ANGELES

SCHUBERT & REED LLP
Robert C. Schubert (State Bar No. 62684)
Juden Justice Reed (State Bar No. 153748)
Two Embarcadero Center
Suite 1050
San Francisco, California 94111
Telephone:  (415) 788-4220

Attorneys for Plaintiffs
and the Settlement Class

IRELL & MANELLA LLP
Richard H. Borow, P.C. (State Bar No. 38429)
David Siegel (State Bar No. 101355)
Seth E. Pierce (State Bar No. 186576)
1800 Avenue of the Stars
Suite 900
Los Angeles, California  90067-4276
Telephone:  (310) 277-1010

Attorneys for Defendants Falcon
Classic Cable Income
Properties, L.P., Falcon
Classic Cable Investors, L.P.,
Falcon Holding Group, L.P.,
Marc B. Nathanson, and Frank J. Intiso



                            SUPERIOR COURT OF THE STATE OF CALIFORNIA

                                      COUNTY OF LOS ANGELES



PAUL J. ISAAC, Individually and On Behalf of ))  CASE NO. BC177205
All Others Similarly Situated,               ))
                                             ))  CLASS ACTION
               Plaintiff,                    ))
                                             ))  SUMMARY NOTICE FOR PUBLICATION
        v.                                   ))

FALCON CLASSIC CABLE INCOME PROPERTIES, L.P.,
FALCON CLASSIC CABLE INVESTORS, L.P., FALCON
HOLDING GROUP, L.P., MARC B. NATHANSON, FRANK
J. INTISO, and DOES 1-100, INCLUSIVE,

               Defendants.
--------------------------------

        TO ALL PERSONS OWNING THE LIMITED PARTNERSHIP UNITS ("Units") OF FALCON CLASSIC CABLE INCOME PROPERTIES, L.P. ("Falcon") AND ALL PERSONS OWNING UNITS OF FALCON AS OF JUNE 30, 1997:

        PLEASE BE ADVISED that on or about September 2, 1997, a class action lawsuit was filed claiming that Falcon was selling its cable television systems at an inadequate price.

        YOU ARE HEREBY NOTIFIED that the Representative Plaintiff in the above entitled litigation has entered into a settlement resolving all of the issues raised in the above entitled litigation as to all of the listed defendants.

        PLEASE BE ADVISED that your rights may be affected by the settlement of this litigation. If you have not received a Notice of Pendency and Settlement of Class Action, you may obtain a copy by contacting: Falcon Classic Cable Income Properties L.P., c/o Gemisys, Attention: Diana Wiegand, 7103 South Revere Parkway, Englewood, Colorado 80112, Telephone No. (303) 705-6000, Facsimile No.
(303) 705-6171. You may also contact Class Counsel: Robert C. Schubert, Esq. or Juden Justice Reed, Esq., Schubert & Reed LLP, Two Embarcadero Center, Suite 1050, San Francisco, California 94111, Telephone No. (415) 788-4220, Facsimile No. (415) 788-0161.


             PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE.
Dated:  January __, 1998            BY ORDER OF THE SUPERIOR COURT OF
                                    THE STATE OF CALIFORNIA,
                                    COUNTY OF LOS ANGELES

SCHUBERT & REED LLP
Robert C. Schubert (State Bar No. 62684)
Juden Justice Reed (State Bar No. 153748)
Two Embarcadero Center
Suite 1050
San Francisco, California 94111
Telephone:  (415) 788-4220

Attorneys for Plaintiff
and the Settlement Class

IRELL & MANELLA LLP
Richard H. Borow, P.C. (State Bar No. 38429)
David Siegel (State Bar No. 101355)
Seth E. Pierce (State Bar No. 186576)
1800 Avenue of the Stars
Suite 900
Los Angeles, California  90067-4276
Telephone:  (310) 277-1010

Attorneys for Defendants Falcon Classic
Cable Income Properties, L.P., Falcon
Classic Cable Investors, L.P., Falcon
Holding Group, L.P., Marc B. Nathanson, and
Frank J. Intiso



                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                              COUNTY OF LOS ANGELES



PAUL J. ISAAC, Individually and On Behalf of    )    CASE NO. BC177205
All Others Similarly Situated,                  )
                                                )    CLASS ACTION
               Plaintiff,                       )
                                                )    [PROPOSED] JUDGMENT
        v.                                      )
                                                )
FALCON CLASSIC CABLE INCOME PROPERTIES, L.P.,   )
FALCON CLASSIC CABLE INVESTORS, L.P., FALCON    )
HOLDING GROUP, L.P., MARC B. NATHANSON, FRANK   )
J. INTISO, and DOES 1-100, INCLUSIVE,           )
                                                )
            Defendants.                         )
--------------------------------

        WHEREAS, on or about September 2, 1997, a class action lawsuit was commenced in this Court on behalf of all Persons(2) owning units of Falcon Classic Cable Income Properties, L.P., against Falcon Classic Cable Income Properties, L.P., Falcon Classic Cable Investors, L.P., Falcon Holding Group, L.P., Marc B. Nathanson, and Frank J. Intiso ("Defendants") alleging causes of action for Breach of Fiduciary Duty, Breach of Contract, and Breach of the Implied Covenant of Good Faith and Fair Dealing in connection with the sale of the Cable Systems owned by Falcon Classic Cable Income Properties, L.P. to the Purchasers (the "Litigation");

        WHEREAS, the Defendants have denied any liability or wrongdoing;

        WHEREAS, the Representative Plaintiff and the Settlement Class (the "Plaintiffs," and together with the Defendants, the "Parties"), have executed and filed a Stipulation of Settlement, dated as of December 31, 1997, providing for the settlement of the Litigation subject to approval by this Court and entry of this Judgment (the "Stipulation");

        WHEREAS, the Court entered an Order thereon dated January __, 1998, inter alia, (a) certifying a Settlement Class for purposes of implementing the Stipulation; (b) directing that notice of the proposed settlement of the Litigation be given to Members of the Settlement Class by first-class mail and publication; and (c) scheduling a hearing to determine whether the proposed settlement

----------
     (2) Unless otherwise indicated, this preliminary statement incorporates by reference the definitions in the Stipulation of Settlement, dated as of December 31, 1997, and all terms used herein shall have the same meanings as set forth in the Stipulation of Settlement.

should be approved as just, fair, reasonable and adequate (the "Notice Order");

        WHEREAS, in accordance with the Notice Order, and as evidenced by the filing of declarations with this Court on February __, 1998, (a) the Notice was caused to be mailed to the Members of the Settlement Class in a timely manner, advising them of the pendency and proposed settlement of the Litigation and of the opportunity to object to or opt-out of the settlement; and (b) the Summary Notice was published on January __, 1998, in the national edition of The Wall Street Journal;

        WHEREAS, approval of the Stipulation will result in substantial savings in time and money for the Court and the litigants, and will further the interests of justice;

        WHEREAS, the Stipulation is the product of good faith arms' length negotiations between the Parties; and

        WHEREAS, a hearing was held on March 3, 1998, at which all interested Persons were given an opportunity to be heard; and the Court having read and considered all submissions and all objections in connection with the proposed settlement, and having reviewed and considered the files and records herein, and good cause appearing therefor,

        NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

        1. This Judgment ("Judgment") incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation

        2. This Court has jurisdiction over the subject matter of the Litigation and over all parties to the Litigation, including all Members of the Settlement Class.

        3. A Settlement Class, as defined in the Stipulation, is hereby established in this action, pursuant to ss.382 of the California Code of Civil Procedure, as modified by ss.15701 of the California Corporations Code. With respect to the Settlement Class, while the issue of certification has not been fully litigated, based on the Complaint and the evidence before the Court (including the Stipulation) it appears that:

               (a) Since this is a class action brought on behalf of limited partners, numerosity is not required. In any event, there are more than 7,500 Falcon Unitholders, thus satisfying the numerosity requirement.

               (b) There are questions of law and fact common to the class which, as to the settlement and the underlying Litigation, predominate over questions affecting only individual Members of the Settlement Class. All of the claims averred in the Complaint are based on the Defendants' purported breach of the Partnership Agreement or breach of fiduciary duties. These alleged breaches are a prerequisite to any recovery by any and all Settlement Class Members. In addition, all of the claims are based on the conduct of the Appraisal Process, the adequacy of the actual price to be paid for the assets, and the timing of the transaction. All of these issues are the same for each and every Member of the Settlement Class.

               (c) The claims of the Representative Plaintiff appear to be typical of the claims of the Settlement Class and Class Counsel and the Representative Plaintiff do not appear to have been unable to pursue any available claims.

               (d) In negotiating and entering into the Stipulation, and at all other times during the pendency of this Litigation, the

Representative Plaintiff and Class Counsel have fairly and adequately represented and protected the interests of the Settlement Class. Class Counsel and the Representative Plaintiff conducted substantial investigation regarding the claims before filing the Complaint. Following initiation of the Litigation, Class Counsel and the Representative Plaintiff conducted substantial formal and informal discovery and evidence gathering (including consultation with experts, review of public filings, review of documents produced by Defendants; interviews with key Falcon personnel, including one of the Individual Defendants; detailed analysis of the appraisals; and legal research regarding the claims). In all respects, Class Counsel's representation has been adequate and vigorous.

               (e) A class action is superior to other available methods for the fair and efficient adjudication of this Litigation and settlement. In the event that this Judgment does not become final, Defendants shall have the right to challenge class certification, with the Plaintiffs bearing the burden of proving satisfaction of the statutory and common law prerequisites.

        4. The notice provided to the Members of the Settlement Class -- direct mailings to all Falcon Unitholders as of June 30, 1997 and all current Falcon Unitholders (_____ total mailings), publication of the Summary Notice in the national edition of The Wall Street Journal, notice to nominees and broker-dealers, including Dean Witter Reynolds, Inc. and Dean Witter, Discover & Co., who purchased units on behalf of others, as evidenced by the declarations on file with this Court, constitutes the best notice practicable under the circumstances and includes individual notice to all Members of the Settlement Class who could be identified with reasonable effort. Said notice constitutes valid, due and sufficient notice to all Persons in the Settlement Class, complying fully with the requirements of California law and any other applicable law, including the due process clause of the Constitution of the United States.

        5. The settlement as set forth in the Stipulation is hereby approved in all respects. This Court finds that the settlement is in all respects just, fair, reasonable and adequate to the Falcon Unitholders and the Members of the Settlement Class. This settlement confers substantial benefits on both current and former Falcon Unitholders, without the risk and uncertainty of litigation. In light of the defenses available to the Defendants, recovery without settlement was far from certain. In contrast, the settlement provides certainty of closing with respect to the Cable Systems other than Somerset and substantial monetary compensation in addition to that provided in the Asset Purchase Agreement. The settlement recognizes the distinction between the legal positions of Persons holding claims as a result of Falcon's purported misconduct and those entitled to receive the proceeds of the partnership's liquidation. This carefully structured settlement represents a well balanced resolution of the two groups' claims. In any event, there is substantial overlap between the two groups as only _______ Falcon Units were sold between June 30, 1997 and September 2, 1997.

        6. The Persons identified in Exhibit 1 hereto (the "Opt-Outs") have filed timely and valid requests for exclusion and are hereby excluded from the Settlement Class. The Opt-Outs are not entitled to receive any portion of the Settlement Fund. In addition, the Opt-Outs are not bound by the Stipulation or by this Judgment of dismissal. The Opt-Outs and any other excluded Persons may pursue their own individual remedies, if any, against the Defendants, but are hereby enjoined and restrained from filing or prosecuting any class action based on any of the Released Claims. All Settlement Class Members are bound by this Judgment and the Stipulation, including all releases provided for therein.

        7. The Stipulation, and the settlement contained therein, reflects a compromise and settlement of disputed claims and is not a finding on the merits, nor an admission or concession by the Defendants, nor is this Judgment or any other pleading in this matter, a finding of the validity of any claims in the Litigation. Indeed, there has never been any adverse finding against any of the Defendants on any of the merits. Further, neither this Judgment, the Stipulation, nor any document referred to therein, nor any action taken to execute or carry out the Stipulation or this Judgment, may be construed as, or may be used as an admission by or against the Defendants, their Related Parties, or any other Person, of any fault, wrongdoing or liability whatsoever. This Judgment, the Stipulation, any documents referred to therein, the fact of execution of the Stipulation, and any action taken to carry out the Stipulation or this Judgment shall not be offered or received in evidence in any action or proceeding against any of the Defendants or their Related Parties in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this Judgment, the Stipulation, or any related agreement or release; except that the Defendants and/or their Related Parties may file the Stipulation, the Judgment, and any documents referred to therein, in any action that may be brought against them (including, but not limited to, this or related Litigation) as evidence of the settlement or to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense.

        8. This Court hereby dismisses on the merits, with prejudice, without costs (except as otherwise provided in the Stipulation) the Complaint herein and this Litigation in all respects including all Released Claims brought or which might have been brought against the Defendants and their Related Parties.

        9. This settlement is the product of substantial, good faith, arms' length negotiations between Class Counsel and Defendants' Counsel, and is, in all respects just, fair, reasonable and adequate to the Settlement Class Members, and in good faith within the meaning of the principles of law as enunciated by and decisions under California Code of Civil Procedure ss.877.6 and Tech-Bilt, Inc. v. Woodward-Clyde & Assoc., 38 Cal. 3d 488 (1985) and its progeny. Among other things, this settlement was negotiated by competent counsel experienced in complex litigation, there is no evidence of any collusion, fraud or tortious conduct aimed at causing injury to the interests of any Person, the settlement represents a good faith estimate of the Defendants' proportionate liability, if any, the only insurance company issuing potentially applicable policies has stated that it believes that no coverage is applicable, and the various aspects of the settlement consideration are just, fair, reasonable, and equitable under the circumstances.

        10. Each and every Released Claim of each and every Member of the Settlement Class, the Representative Plaintiff and each of their respective Related Parties, is hereby fully, finally, and forever released, relinquished and discharged, and is hereby fully, finally, and forever conclusively deemed to be released, relinquished and discharged, as against the Defendants and each of their respective Related Parties (including, but not limited to Arthur Anderson LLP, Kane Reece Associates, Inc., Communications Equity Associates, Inc., and each of their respective Related Parties). The Representative Plaintiff, the Members of the Settlement Class, each of their respective Related Parties and all Persons in privity with them, and all Persons acting in concert or participation with them, either directly, indirectly, representatively or in any other capacity, are hereby forever barred, restrained and enjoined from filing, prosecuting, pursuing, or litigating any of the Released Claims against the Defendants and each of their respective Related Parties in this or any other forum.

        11. Falcon and each of its Related Parties shall be deemed to have fully, finally, and forever released, relinquished and discharged all of the other Defendants and each of their respective Related Parties from all claims (including Unknown Claims related thereto), arising out of, relating to, or in connection with the operation of Falcon, including, but not limited to, the sale of Falcon's Cable Systems, claims for contribution and/or indemnity, and claims that are implied or express, contractual or otherwise, other than claims based upon compliance with the Stipulation (the "Falcon Released Claims"). Falcon and each of its Related Parties, and all Persons in privity with them, and all Persons acting in concert or participation with them, either directly, indirectly, representatively or in any other capacity, are hereby forever restrained and enjoined from prosecuting, pursuing, or litigating any of the Falcon Released Claims against the Defendants and/or each of their Related Parties in this or any other forum.

        12. Each of the Defendants and each of their respective Related Parties shall be deemed to have fully, finally, and forever released, relinquished and discharged each and all of the Settlement Class Members (including the Representative Plaintiff) and each of their respective Related Parties, from all claims (including Unknown Claims related thereto), based on, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation, including the settlement set forth in the Stipulation, except for the right to enforce the terms of the Stipulation.

        13. This Court reserves jurisdiction, without affecting the finality of this Judgment, over: (a) implementation of this settlement and any award or distribution of the Settlement Fund or Additional Payments; (b) hearing and determining Class Counsel's Fee and Expense Application; (c) enforcing and administering the Stipulation including any releases contained therein; and (d) all other matters related or ancillary to the foregoing.

        14. No Falcon Unitholder, Settlement Class Member, or their respective Related Parties shall have any claim against Falcon, the Representative Plaintiff, Class Counsel, Defendants' Counsel, the Settlement Fund Distribution Agent, or any claims administrator or other agent designated by Falcon or the Settlement Fund Distribution Agent, based on distributions made substantially in accordance with the Stipulation and the settlement contained therein, or any further orders of this Court.

        15. A separate order shall be entered awarding attorneys' fees and expenses and any incentive award for the Representative Plaintiff pursuant to Class Counsel's Fee and Expense Application, if any. Any such order and/or any appeal thereof shall not disturb or affect the finality or any of the terms of this Judgment.

Dated:  ___________, 1998  _______________________________________
                                     Hon. Bruce Mitchell
                             Judge Pro Tem of the Superior Court

                                    EXHIBIT C

        1. Following transfer of the Settlement Payments to the Settlement Fund Distribution Agent, the Settlement Fund Distribution Agent shall invest the Settlement Fund in short term treasury bills or money market funds backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these short term treasury bills or money market funds as they mature in similar instruments at their then current market rates.

        2. The Defendants and the Settlement Fund Distribution Agent agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.468B-1.

        3. For purposes of Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Settlement Fund Distribution Agent. The Settlement Fund Distribution Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. Section 1.468B-2(k)). Such returns shall be consistent with this Stipulation in all respects and in all events shall reflect that all taxes (including any interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in Paragraph 4 hereof.

        4. All (a) taxes (including any interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon the

Defendants with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for Federal or state income tax purposes ("Taxes") and (b) expenses and costs incurred in connection with the operation and implementation of this Settlement Fund (including, without limitation, expenses of tax attorneys and/or accountants, mailing and distribution costs, and expenses relating to filing (or failing to file) the returns described in Paragraph 3) ("Tax Expenses"), shall be paid out of the Settlement Fund; in all events the Defendants, Defendants' Counsel, and each of their respective Related Parties shall have no liability or responsibility for the Taxes or the Tax Expenses. The Settlement Fund Distribution Agent shall indemnify and hold the Defendants, Defendants' Counsel, and each of their respective Related Parties harmless for Taxes and Tax Expenses (including, without limitation, taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Settlement Fund Distribution Agent out of the Settlement Fund without prior order from the Court and the Settlement Fund Distribution Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Settlement Class Members any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468B-2(1)(2)); Defendants, Defendants' Counsel, and each of their respective Related Parties are not responsible and shall


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

have no liability therefor. The parties hereto agree to cooperate with the Settlement Fund Distribution Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this settlement.

        5. The Settlement Fund shall include any income earned thereon.

        6. Defendants and Defendants' Counsel shall have no responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Settlement Fund, the calculation of disbursements to Settlement Class Members, or the payment or withholding of Taxes.